UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 17, 2010

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:    (703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On March 17, 2010, Emerald Dairy Inc. (the “Company”) closed its offer (the “Warrant Tender Offer”) to all holders of warrants to purchase shares of the Company’s common stock, having exercise prices of either $0.94, $1.50, $1.63, $2.04 or $3.26 per share, originally issued in connection with private placements the Company consummated in October 2007 (the “Original Warrants”), to exchange their Original Warrants for warrants exercisable at reduced exercise prices (“Amended Warrants”).  In connection with the Warrant Tender Offer:

•	a total of 373,334 Original Warrants with exercise prices of $0.94 per share were exchanged for Amended Warrants with reduced exercise prices of $0.75 per share;

•	a total of 499,522 Original Warrants with exercise prices of $1.50 per share were exchanged for Amended Warrants with reduced exercise prices of $1.20 per share;

•	no Original Warrants with exercise prices of $1.63 per share were exchanged for Amended Warrants with reduced exercise prices of $1.30 per share;

•	a total of 30,675 Original Warrants with exercise prices of $2.04 per share were exchanged for Amended Warrants with reduced exercise prices of $1.63 per share; and

•	a total of 153,374 Original Warrants with exercise prices of $3.26 per share were exchanged for Amended Warrants with reduced exercise prices of $1.63 per share.

The only material differences between the Original Warrants and the Amended Warrants, other than the lower exercise prices described above, are that the Amended Warrants:

•	will expire twenty (20) days following the expiration of the Warrant Tender Offer;

•
will not be subject to the limitation contained in the Original Warrants, which provides that the Original Warrants may not be exercised if the exercise would cause the holder and its affiliates to hold an aggregate of more than 9.9% of the outstanding shares of common stock of the Company; and

•	must be exercised for cash, as a cashless exercise of the Amended Warrants will not be permitted.

The Company believes the issuance of the 1,056,905 Amended Warrants in connection with the Warrant Tender Offer was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereunder (and/or Section 4(2), as a transaction by an issuer not involving a public offering).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of March 19, 2010, the Company and Shu Kaneko, Chief Financial Officer, Secretary and a member of the board of directors of the Company (the “Executive”), executed an amendment (the “Amendment”) to the Executive’s Employment Agreement, originally entered into on November 1, 2007 (the “Employment Agreement”), to provide that the Executive is not prohibited from serving as a director on the board of directors of a company not engaged in a “Competing Business” (as defined in the Employment Agreement), provided it does not interfere with the Executive’s duties and responsibilities under the Employment Agreement, as determined in the sole discretion of the Company’s board of directors. Except as specifically amended by the Amendment, the Employment Agreement remains in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

As of March 18, 2010, Yang Yong Shan, the Company’s Chairman, Chief Executive Officer and President, returned 180,000 shares of the Company’s common stock to the Company as a capital contribution.  The 180,000 shares have been returned to the Company’s number of authorized but unissued shares of common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
10.1	Amendment, dated March 19, 2010, to Employment Agreement between the Company and Shu Kaneko

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date: March 23, 2010	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President